Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On July 8, 2002, we terminated the appointment of KPMG LLP as our principal accountants and engaged BDO Seidman, LLP as our new principal accountants. Our board of directors approved the decision to change accountants.

         During 2000 and 2001 and through the subsequent interim period ended March 31, 2002, we had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

         The audit report of KPMG LLP on our consolidated financial statements as of and for the years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         During 2000 and 2001 and through the subsequent interim period ended March 31, 2002, we did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

         We provided KPMG LLP a copy of the foregoing disclosures. A letter from KPMG LLP dated July 15, 2002 is attached as EXHIBIT 16.1.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


American Physicians Service Group, Inc.



Date:  July 15, 2002                By:    /s/ W.H. Hayes
                                           ---------------------------
                                           W.H. Hayes
                                           Senior Vice President - Finance